UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21541	04-2744890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street, 17th Floor, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 497-6222

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
SIGNATURES
EXHIBIT INDEX
EX-99.1	Notice of Dismissal per FRAP 42(b)
EX-99.2	Satisfaction of Judgment
EX-99.3	Press Release dated June 26, 2006

Item 1.01 – Entry into a Material Definitive Agreement.

On June 20, 2006, Bitstream Inc. (the “Company”) received notification that the United States Court of Appeals For the Seventh Circuit, upon consideration of the Agreed Motion for Voluntary Dismissal, ordered that the Appeal of the decision by the United States District Court for the Northern District of Illinois in Monotype Imaging, Incorporated and International Typeface Corporation versus Bitstream, Incorporated is dismissed. The court notifications received are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

On June 26, 2006, the Company announced that Monotype Imaging, Inc. and International Typeface Corporation had agreed to pay approximately $463,500 in attorneys’ fees and expenses awarded to Bitstream by the U.S. District Court for the Northern District of Illinois in connection with the TrueDoc lawsuit and dismiss their appeal if Bitstream agreed not to appeal the Court’s award set forth in the Court’s May 17, 2006 Order. Bitstream accepted the terms and the case was terminated. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Number	Title
99.1	Notice of Dismissal per FRAP 42(b)

99.2	Satisfaction of Judgment

99.3	Press Release dated June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITSTREAM INC.
(Registrant)

Date : June 26, 2006

	By:	/s/ James P. Dore
James P. Dore
Vice President and Chief Financial Officer